UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01Other Events.

On January 30, 2018, Biocept, Inc. (the “Company”) announced the closing of a “best efforts” public offering of 32,854,606 shares of its common stock and warrants to purchase up to an aggregate of 32,854,606 shares of its common stock at a combined offering price of $0.45. The warrants have a per share exercise price of $0.50, are exercisable immediately and will expire five years from the date of issuance. The Company received proceeds from the offering of approximately $13.3 million, after deducting the applicable placement agents’ fee and estimated offering expenses payable by the Company.

The offering was made pursuant to the Company’s effective registration statement on Form S-1 (Registration Statement No. 333-221648), which was declared effective by the Securities and Exchange Commission on January 25, 2018. Dawson James Securities, Inc. and WestPark Capital, Inc. acted as placement agents in connection with the offering. Dawson James Securities, Inc. served as sole bookrunner.

The form of the Warrant issued in connection with the offering is filed herewith as Exhibit 4.1.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

4.1Form of Warrant to Purchase Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.

Dated: January 30, 2018	By:	/s/ Michael W. Nall
	Name:	Michael W. Nall
	Title:	President and Chief Executive Officer